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                                                                    EXHIBIT 23.2

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

QK HEALTHCARE, INC.
RONKONKOMA, NEW YORK

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement (Form S-1 No. 333-88769) of our report dated December 14, 2000, except for the reorganization discussed in Note 1(a) which is as of March 8, 2001, relating to the financial statements of QK Healthcare, Inc., which is contained in that Prospectus, and of our report dated December 14, 2000, relating to the schedule, which is contained in Part II of the Registration Statement.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                          BDO SEIDMAN, LLP

New York, New York
March 8, 2001